UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2015

CULLEN/FROST BANKERS, INC.
(Exact name of issuer as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Houston Street, San Antonio, Texas	78,205
(Address of principal executive offices)	(Zip Code)
(210) 220-4011
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. (the “Corporation”) held on April 30, 2015, shareholders voted on the following matters:

(1)	To elect fourteen nominees to serve as Directors for a one-year term that will expire at the 2016 Annual Meeting of Shareholders. Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
R. Denny Alexander	49,693,618	4,828,232	5,191,580
Carlos Alvarez	53,827,311	694,539	5,191,580
Royce S. Caldwell	49,127,856	5,393,994	5,191,580
Crawford H. Edwards	53,986,222	535,628	5,191,580
Ruben M. Escobedo	53,736,080	785,770	5,191,580
Richard W. Evans, Jr.	52,236,419	2,285,431	5,191,580
Patrick B. Frost	53,868,640	653,210	5,191,580
David J. Haemisegger	53,975,102	546,748	5,191,580
Karen E. Jennings	53,743,520	778,330	5,191,580
Richard M. Kleberg, III	53,769,480	752,370	5,191,580
Charles W. Matthews	53,927,542	594,308	5,191,580
Ida Clement Steen	53,815,645	706,205	5,191,580
Horace Wilkins, Jr.	53,809,657	712,193	5,191,580
Jack Wood	53,718,752	803,098	5,191,580

(2)	To approve the Cullen/Frost Bankers, Inc. 2015 Omnibus Incentive Plan. Final voting results were as follows:

Votes For	49,605,076
Votes Against	4,254,459
Abstentions	662,315
Broker Non-Votes	5,191,580

(3)	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 2015. Final voting results were as follows:

Votes For	58,851,368
Votes Against	429,553
Abstentions	432,509

(4)	To provide nonbinding approval of executive compensation. Final voting results were as follows:

Votes For	51,438,737
Votes Against	2,372,921
Abstentions	710,192
Broker Non-Votes	5,191,580

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:	/s/ Jerry Salinas
Jerry Salinas
Group Executive Vice President and Chief Financial Officer
(Duly Authorized Officer, Principal Financial Officer and Principal Accounting Officer)

Dated:	April 30, 2015